Exhibit 2.1

Documeut Number 20130350190 - 94 Fi l ed in the office of , � Al; Filing Date and T i me 05/28/2013 10:08 AM Ross Miller Ent i ty Number E0320092011 - 3 Secretary of State State of Nevada I 111111111111111111111111111111111111111 • ROSSMILLER Secretary of State 204 North Caraon Street,Suite 1 Caraon City, Nevada 89701 - 4520 (776) 684 - 6708 Website : www . nvsoa . gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 1 USE BLACK INK ONLY • DONOTHIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 1) Name and Jurisdiction of organization of each constituent entity (NRS 92A.200): Articles of Merger (Pursuant to NRS Chapter 92A) Ƒ If there are more than four merging entltln, check box and attach an81/2" x 11" blank sheet containing the required lnfonnatlon for each addltlonal entity from article one . ! _ The Alkaline Water Company Inc. Name of merging entity I Nev � a Jurisdiction � f· G _ lo _ b _ al _ L _ in _ es _ In _ - � _ . _ - - •· - · • Name of merging entity i - -- · ·· ·"· --- · J Corporation Entity type • , - -- · - · - ..... - , ��� � a ~ - Jurisdiction J 1 Corporation Entity type • • - N - • ••• Name of merging entity ' ----- · i L_ • - --- - · --- . - · · · · - ·· · • • ' Jurisdiction L,_ _ 1 • -- · · -- : - � - = - ··. Entity type • Name of merging entity 1 - . . . . - -- - - • · ·· ----- 1 ...,.J Jurisdiction and, / global Lines Inc. Name of surviving entity ----- "" : Nev ada .... - --- ·· - ·I _,, Jurisdiction 1 j r - - · - _ L - � - --- -- - . · - · - - ·' Entity type• i ..J - - ' L c . orporat 1 . on ··· --- - _ _ . . _ - 1 , Entity type • • Corporation, non - profit corporation, limited partnership, limited - liability company or business trust. Filing Fee: $350.00 This fonn must be accompanied by appropriate fees . Nevada Secreta,y of Stale 92A Merger Page 1 Rtnrillld : 8 - 31 - 11

• ROSSMILLER Secretary of State 204 North Carson Street . Suite 1 Carson City,Nevada 89701 - 4520 (TT 6 ) 684 - 6708 Website : www . nvsos . gov Articles of Merger (PURSUANT TO NRS 92A . 200) Page 2 . USEBLACK INK ONLY·DONOTHIGHLIGHT ABOVESPACE IS FOR OFFICEUSEONLY 2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity Is the survivor In themerger - NRS 92A.190): Attn : � c/o: I - - I L 4) Owner's approval (NRS 92A.200) (options a, b or c mutt beused,as applicable, for each entity): 3) Choose one: Theundersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares thata plan of merger has been adopted by the parent domestic entity (NRS 92A . 180) . Ƒ If there aremore than four merging entltJH, check box and attach an 81/T' x 11" blank sheet containing the required Information for each additionalentity from the appropriate section of article four . (a) Owner's approval was not required from tPt e Alkaline Water Company Inc . Name of merging entity , if applicable [ Global Lines Inc. _ . _ - · - _ Name of merging entity, if applicable r - - --- - - · - - - · - - - -- , Name of merging entity, if applicable · - · · · · · - · · · - · · - · · · · � ... J Name of merging entity, if applicable and . or; - - . ----- · ..... -- - - · · ---- · - j Global Lines Inc. I _.J • - Name of surviving entity, if applicable This form must be accompanied by appropriate fees. Neveda Sec,etary of State 92A MergerPage 2 Revised: S - 31 - 11

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 8-31-11

• ROSSMILLER Secretary of State 204 North Carson Stnet, Suite 1 Canson City, Nevada 89701 - 4620 (776) 884 - 6708 Website : www . nvsoa . gov Articles of Merger (PURSUANT TO NRS 92A.200) Page4 USE BLACKINK OHL Y • DO NOT HtGHUGHT ABOVE SPACE IS FOR OFFICE USEONLY (c) Approval of plan of merger for Nevada non - profit corporation (NRS 92A.160): The plan of merger has been approved by the directors of the corporation and by each pub li c officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. • _; Name of merging entity , if applicable · ---- · - ··· -- -- - -- 1 j Name of merging entity , if applicable r· - ., - . ------ · - · !. · - . · --- -- · • -- · · -- · · - - � Name of merging entity, if applicable r ··· --- - - 1 - Name of merging entity, if applicable I - · ----- · - - .. - ------- ' and.or. ' - ----- .. - ------ . - ----- · - Name of surviving entity, if applicable This form must be accompanied by appropriate fees. Nevada Sea - ewy of Stale 92A Me,ger Page 4 Revised: 8 - 31 - 11

• ROSSMILLER Secretary of State 204 NorthCarson Street, Suite 1 Carson City, Nevada 89701 - 4520 (775) 684 - 6708 Website : www . nvsos . gov Articles of Merger (PURSUANT TO NRS 92A.200) Page 5 USEBLACK ltK 0NLY • DONOTHIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 6) Amendments, If any, to the articles or certificate of the surviving entity. Provide article numbers, If available. (NRS 92A . 200> - : ; Article 1 of the Articles of Incorporation of Global Lines Inc., a surviving corporation, is hereby I amended tochange the name of Global Lines Inc. to The Alkaline Water Company Inc. ' i L. - -- � - - - 8) Location of Plan of Merger (check a orb): [x) (a) The entire plan of merger is attached; or, Ƒ compan y ( b ) The entir e busines s pla n o f or merge r o r i s a t o n th e fil e record s a t th e trust , registere d addres s offic e i f offic e a o f limite d th e s ur v partnership , iv i ng corporation , othe r limited - liabilit y o f plac e or business of the surviving entity (NRS 92A.200). 7) Effective dateand time of ftffng: (optional) (mustnot be later than 90 days after the certificate Is flied) Date : [ � _ 3 O , .io � Time: ! . - - · . · • Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entide them "Restated" or "Amended and Restated," according l y . The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated artides. Pursuant to NRS 92A . 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed . This form must be accompanied by appropriate fees. Nevada Secretary of State 92A Merger P11g9 5 Rellised : 8 - 31 - 11

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

The Alkaline Water Company Inc.
Name of merging entity

X [signature] President, Secretary and Treasurer 05|23|13
Signature Title Date

Global Lines Inc.
Name of merging entity

X [signature] President, Secretary and Treasurer 05|23|13
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

and,

Global Lines Inc.
Name of surviving entity

X [signature] President, Secretary and Treasurer 05|23|13
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 8-31-11

AGREEMENT AND PLAN OF MERGER THIS AGREEMENT dated as of April J!?.._, 2013. BETWEEN: THE ALKALINE WATER COMPANY INC., a Nevada corporation, having its office at 16400 Collins Avenue, Unit 2142, Sunny Isles Beach, FL 33160 (" Alkaline") AND: GLOBAL LINES INC., a Nevada corporation, having its · office at 16400 Collins Avenue, Unit 2142, Sunny Isles Beach, FL 33160 ("Global Lines") WHEREAS: A. Alkaline is the wholly - owned subsidiary of Global Lines; B. The boards of directors of Alkaline and Global Lines deem it advisable and in the best interests of their respective companies and shareholders that Alkaline be merged with and into Global Lines, with Global Lines remaining as the surviving corporation under the name "The Alkaline Water Company" ; C. The board of directors of Alkaline has approved the plan of merger embodied in this Agreement ; and D. The board of directors of Global Lines has approved the plan of merger embodied in this Agreement . THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto do hereby agree to merge on the terms and conditions herein provided, as follows: 1. THE MERGER 1.1 The Merger Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), Alkaline shall be merged with and into Global Lines in accordance with the applicable laws of the State of Nevada (the "Merger") . The separate existence of Alkaline shall cease, and Global Lines shall be the surviving corporation under the name "The Alkaline Water CW6 l6 1897 . l

- 2 - Company Inc." (the "Surviving Corporation") and shall be governed by the laws of the State of Nevada. 1.2 Effective Date The Merger shall become effective on the date and at the time (the "Effective Date") that: (a) the Articles of Merger, in substantially the fonn annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada ; and (b) after satisfaction of the requirements of the laws of the State of Nevada. 1.3 Articles of Incorporation On the Effective Date, the Articles of Incorporation of Global Lines, as in effect immediately prior to the Effective Date , shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except that Article I of the Articles of Incorporation of Global Lines, as the Surviving Corporation, shall be amended to state that the name of the corporation is "The Alkaline Water Company Inc . " . 1.4 Bylaws On the Effective Date, the Bylaws of Global Lines , as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation . l.S Directors and Officers The directors and officers of Global Lines immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation . 2. 2.1 CONVERSION OF SHARES Common Stock of Global Lines Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock of Global Lines, par value of $ 0 . 001 per share, issued and outstanding immediately prior to the Effective Date shall be changed and converted into one fully paid and non - assessable share of the common stock of the Surviving Corporation, par value of $ 0 . 001 per share (the "Survivor Stock") . CW6161897.l

- 3 - 2.2 Common Stock of Alkaline Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Alkaline, par value of $0.001 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled. 2.3 Exchange of Certificates Each person who becomes entitled to receive any Survivor Stock by virtue of the Merger shall be entitled to receive from the Surviving Corporation a certificate or certificates representing the number of Survivor Stock to which such person is entitled as provided herein. 3. 3.1 EFFECT OF THE MERGER Rights, Privileges, etc. On the Effective Date of the Merger, the Surviving Corporation, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of Alkaline and Global Lines ; all property of every description and every interest therein, and all debts and other obligations of or belonging to or due to each of Alkaline and Global Lines on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in the Surviving Corporation without further act or deed, title to any real estate, or any interest therein vested in Alkaline or Global Lines, shall not revert or in any way be impaired by reason of this merger ; and all of the rights of creditors of Alkaline and Global Lines shall be preserved unimpaired, and all liens upon the property of Alkaline or Global Lines shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, the Surviving Corporation and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it . 3.2 FURTHER ASSURANCES From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Alkaline such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Alkaline and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Alkaline or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments . CW616l897.l

- 4 - 4. 4.1 GENERAL Abandonment Notwjtbstanding any approval of the Merger or this Agreement by the shareholders of Alkaline or Global Lines or both . this Agreement may be terminated and the Merger may be abandoned at any time prior to theEffective Time, by mutual written agreement of Alkaline and Global Lines . 4.2 Amendment At any time prior to the Effective Dale, this Agreement may be amended or modified in writing by the board of directors of both Alkaline and Global Lines. 4.J Goveruing Law This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada. 4. Counterparts In order to facilitate the tiling and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original. 5. Electronic Means Delivery of an executed copy of this Agreement by electronic filcsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to beexecution and delivery of this Agreement as of the date hereof . IN WITNESS WHEREOF, the parties h«eto have entered into and signed this Agreement as of the date set forth above. GWBAL LINES INC. Per. - 11 #5 Aut � ignatory CW616Jtll7 . I

APPENDIX A To the Agreement and Plan of Merger between Alkaline and Global Lines Articles of Merger • ROSSMILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701 - 4299 (775) 684 5708 Webaite: sec;retaryofstate.blz Articles of Merger (PURSUANT TO NRS 92A.200) Page 1 Important : Read attached instructions befo/8 completing form . ABOVE SPACE IS FOR OFFICE USE ONLY (Pursuant toNevada Revised Statutes Chapter 92A) (excluding 92A200(4b)) SUBMIT IN DUPLICATE 1) Name and Jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entitles, check box D and attachan 8112" x 11" blank sheet containing the required Information for each additional entity . I The Alkaline Water Company Inc. Name of merging entity I Nevada I Corporation Entity type * Jurisdiction I Global Lines Inc . Name of merging entity I Nevada Jurisdiction I Corporation Entity type • Name of merging entity Jurisdiction Entity type * Name of merging entity Jurisdiction Entity type * and, I Global Lines Inc . Name of surviving entity I Nevada I Corporation Jurisdiction Entity type * * Corporation , non - profit corporation, limited partnership, limited - liability company or business trust. This form must be accompanied by appropriate fffs. See attached fee schedule. Nevada Secretary of State AM Merge r 2003 Reviled on: 10/24103 CW616189 7 . I

- 2 -

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.1 90):**

Attn:

c/o:

3) **(Choose one)**

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) **Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):**

(a) **Owner's approval was not required from**

The Alkaline Water Company Inc.
Name of merging entity, if applicable

Global Lines Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Global Lines Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

CW6161897.1

- 3 - • ROSSMILLER Secretary of State 204 North Cal"tlon Street, Suite 1 Carson City, Nevada 89701 - t 299 (TTS) 684 5708 Website : aecretaryofstate . blz Articles of Merger (PURSUANT TO NRS 92A.200) Page 3 fmpo,tant: Read attached Instructions beforecompleting form . ABOVE SPACE ISFOR OFFICE USEONLY (b) The plan was approved by the required consent of the owners of*; Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and.or, Name of surviving entity, if applicable * Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees andbeneficial owners of each business trust that is a constituent entity in the · merger . This form must be accompanied by appropriate fees. See attachedfee achedule. Neveda Secretary of State AM Merge r 2003 Revised on: 10/24103 CW6 16 !897. I

- 4 - • ROSS MILLER secretary of State 204 North Ca 1 ' 8 on Street, Suite 1 Carson City, Nevada 89701 - 4299 (775) 684 5708 Website : aecretaryofstate . blz Articles of Merger (PURSUANT TO NRS 92A.200) Page 4 lmpottant: Read attached instructions beron,completing form. ABOVE SPACE IS FOROFFICE USE ONLY (c) Approval of plan of merger for Nevada non - profit corporation (NRS 92A . 160) : The plan of merger hasbeen approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Name of merging entity, If applicable Name of merging entity, If applicable Name of merging entity, If applicable Name of merging entity,If applicable and.or; Name of surviving entity, if applicable Thi•form mu$1 beaccompanied by appropriate,..._ See attached fN schedule. Nevada Secretary of State AMMerger 2003 Revised on: 10124103 CW6161897.I

- 5 -

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

5) **Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:**

Article One of the Articles of Incorporation of Global Lines Inc. is hereby amended to change the name of Global Lines Inc. to The Alkaline Water Company Inc.

6) **Location of Plan of Merger (check a or b):**

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) **Effective date (optional)**:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

CW6161897.1

- 6 -

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***
(If there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.):

The Alkaline Water Company Inc.
Name of merging entity

Signature	Title	Date
	President, Secretary, Treasurer	

Global Lines Inc.
Name of merging entity

Signature	Title	Date
	President, Secretary and Treasurer	

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Global Lines Inc.
Name of surviving entity

Signature	Title	Date
	President, Secretary and Treasurer	

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected. ***This form must be accompanied by appropriate fees. See attached fee schedule.***

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

CW6151897.1